Exhibit 99.2

2Q21 Financial Results Conference Call & Webcast August 5, 2021

2 Forward-Looking Statements Introduction This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing and supply plans, financing plans, and the projected revenues and cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this presentation may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, and revenue goals, including as they are impacted by COVID-19 related disruption, are based on current information. The potential impact on operations and/or revenue from the COVID-19 pandemic is inherently unknown and cannot be predicted with confidence and may cause actual results and performance to differ materially from the statements in this release, including without limitation, because of the impact on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate COVID-19, such as travel bans, shelter in place orders and third-party business closures and resource allocations, manufacturing and supply chain disruptions and limitations on patient access to commercial or clinical product or to treatment sites. In addition to the impact of the COVID-19 pandemic, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe, UK, Japan, the US and other geographies or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; and the potential that we will need additional funding to complete all of our studies, commercialization and manufacturing. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding corporate financial guidance and financial goals and the attainment of such goals and statements regarding projections of the Company's revenue and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2020, and on Form 10-Q for the quarter ended June 30, 2021, to be filed today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP . We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. When we provide our expectation for non-GAAP operating expenses on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

3 A leading fully integrated, global rare disease biotechnology company Introduction Gene Therapy PLATFORM Protein Engineering & Glycobiology $383M Cash as of 6/30/21 Two Clinical- Stage Gene Therapies AT-GAA Registration in Pompe Disease GLOBAL COMMERCIAL ORGANIZATION World Class BIOLOGICS Capabilities Robust R&D Engine 50+ Lysosomal Disorders and More Prevalent Rare Diseases 3 EMPLOYEES in 27 Countries

4 2021 Key Strategic Priorities Introduction 1 2 3 4 5 Achieve double-digit Galafold growth and revenue of $300M to $315M Report data from the AT-GAA Phase 3 PROPEL study and complete BLA and MAA filings for regulatory approvals Advance clinical studies, regulatory discussions and scientific data across industry leading gene therapy pipeline Further manufacturing capabilities and capacity to build world-class technical operations to support all gene therapy programs Maintain strong financial position

Galafold® (migalastat) Global Launch… …taking a leadership role in the treatment of Fabry disease “We push ideas as far and as fast as possible” - Amicus Belief Statement

6 Galafold Snapshot (as of June 30, 2021) Galafold: Precision Medicine for Fabry Disease One of the Most Successful Rare Disease Launches 348 Amenable Variants in U.S. Label 40+ Countries with Regulatory Approvals: including U.S., EU, Japan and other Countries Continued Expansion in 2021 $77.4M +24% YoY 2Q21 Galafold Revenue Galafold is indicated for adults with a confirmed diagnosis of Fabry Disease and an amenable mutation/variant. The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf. For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu. Galafold is an orally delivered small molecule precision medicine with a unique mechanism of action for Fabry patients with amenable variants that replaces the need for intravenously delivered ERT 1,384 Amenable Mutations Included in the EU Label $300M- $315M FY21 Global Galafold Revenue

7 Galafold Success and FY21 Revenue Guidance Galafold momentum remains on track to achieve full year 2021 revenue guidance Galafold: Precision Medicine for Fabry Disease FY16 FY17 FY18 FY19 FY20 FY21 $36.9M $91.2M $260.9M FY21 Rev. Guidance $300M-$315M $182.2M $5.0M Q1 $66.4M Q2 $77.4M H1 $143.8M

8 Outlook for 2021 • Global demand remains strong with 1H21 revenue growth rate of 17% and continued growth anticipated in 2021 and beyond • Net new international patients in June was the second-best month since launch • In 2021, project double-digit revenue growth with net new patient starts expected to be greater than in 2020 • Expanded EU label following the European Commission approval for use in adolescents • COVID continues to impact time between patient identification and treatment initiation • Expect higher patient adds and revenue growth in the second half of 2021 as COVID impact eases • Continue to see >90% compliance and adherence rates globally Galafold: Precision Medicine for Fabry Disease Continued double-digit Galafold revenue growth to $300M-$315M in 2021 Galafold Continues Strong Launch Performance & Cornerstone of Amicus Success

9 $91M ~$500M Projected Revenue Galafold Opportunity Galafold: Precision Medicine for Fabry Disease With inherent Fabry market growth and our work to improve screening and diagnosis, Galafold has the potential to drive $1B+ annual revenue at peak $1B+ Opportunity Durable growth and increasing investment in Fabry disease diagnosis drives longer-term market potential Strong IP protection through orphan drug acts in U.S. and EU, as well as multiple patents 1st year of launch in major geographies Driven by: Market penetration in existing and new markets Continued uptake into diagnosed, untreated market Anticipated acceleration of growth as COVID impact eases 2018 Peak 2023 2020 $261M Continued momentum across geographies

AT-GAA: Next Potential Standard of Care for Pompe Disease “We encourage and embrace constant innovation” - Amicus Belief Statement

11 Pompe Disease Overview Pompe disease is a severe and fatal neuromuscular disease and one of the most prevalent lysosomal disorders with very high unmet medical need AT-GAA for Pompe Disease Deficiency of GAA leading to glycogen accumulation and cellular dysfunction Age of onset ranges from infancy to adulthood Symptoms include muscle weakness, respiratory failure and cardiomyopathy Respiratory and cardiac failure are leading causes of morbidity and mortality 5,000 – 10,000+ patients diagnosed WW1; newborn screening suggests underdiagnosis ~$1.1B+ global Pompe ERT sales2 1. National Institute of Neurological Disorders and Stroke (NIH). 2. Based on year ending June 30, 2021. Source: Sanofi Press Releases Patients on current standard of care decline after ~2 years

12 Phase 3 PROPEL Study Primary, Key Secondary and Biomarker Endpoint Heat Map AT-GAA for Pompe Disease Endpoints across motor function, pulmonary function, muscle strength, PROs and biomarkers favored AT-GAA over alglucosidase alfa in both the overall and ERT experienced populations Source: Presented at the 16th International Congress on Neuromuscular Diseases (ICNMD) May 2021. Note: * Nominal P-value <0.05; based on LOCF means

13 AT-GAA: Next Steps AT-GAA for Pompe Disease AT-GAA for Pompe Advances Toward Approval • Completed rolling BLA and NDA submissions to the U.S. FDA • Positive EMA rapporteur and co-rapporteur meeting supportive of MAA submissions • Granted positive scientific opinion through the Early Access to Medicines Scheme (EAMS) by the United Kingdom’s MHRA • 150+ patients worldwide now being treated with AT-GAA including adults, adolescents and infants • Pediatric study for adolescents aged 12 to <18 with late-onset Pompe disease ongoing • Clinical study for Pompe patients with infantile-onset disease expected to begin this year • Expanded access program for infantile and adult-onset patients open and has enrolled multiple patients with Pompe. Further expanded access for all Pompe patients being considered.

“We have a duty to obsolete our own technologies” - Amicus Belief Statement Next Generation Gene Therapy Platform

15 Next Generation Gene Therapy Platform *Exclusive license from Ultragenyx for Japanese rights to Mepsevii™, investigator-sponsored trial in Japan underway DISCOVERY PRECLINICAL PHASE 1/2 PHASE 3 REGULATORY COMMERCIAL Fabry Franchise Galafold®(migalastat) Monotherapy Fabry Gene Therapy PENN Pompe Franchise AT-GAA (Novel ERT + Enzyme Stabilizer) Pompe Gene Therapy PENN Batten Franchise – Gene Therapies CLN6 Batten Disease NCH CLN3 Batten Disease NCH CLN1 Batten Disease PENN Next Generation Research Programs and CNS Gene Therapies CDKL5 Deficiency Disorder GTx / ERT PENN Angelman Syndrome PENN Others NCH / PENN MPS Franchise Mepsevii™ (vestronidase alfa) (Japan Only)* Next Generation MPSIIIA PENN MPSIIIB PENN ODD ODD ODD ODD RPD RPD PRIME LEGEND ODD - Orphan Drug Designation RPD - Rare Pediatric Disease Designation PRIME - Priority Medicines Designation BTD - Breakthrough Therapy Designation BTD

16 Amicus Protein Engineering Expertise & Technologies for Gene Therapy Next Generation Gene Therapy Platform Differentiated gene therapy approach for greater potency and optimized cross correction through transgene engineering for stability and targeting .. Proprietary AAV capsid .. Pantropic capsid and ubiquitous promoter .. Engineered hGLA transgene at dimer interface designed for improved stability and optimized cross correction .. Preclinical data demonstrate robust substrate reduction across all Fabry disease relevant tissues, including first evidence of dorsal root ganglia storage reduction .. IND expected in 2H2022 .. Proprietary AAV capsid .. Pantropic capsid and ubiquitous promoter .. Engineered hGAA transgene with cell receptor binding motif designed for improved uptake and optimized cross correction .. Preclinical data demonstrate robust glycogen reduction in all key Pompe disease tissues, including reduction in neurons of central nervous system • IND enabling work underway Pompe Gene Therapy Fabry Gene Therapy Wild-type Vehicle AAV.hGLA nat - LD AAV.hGLA nat - MD AAV.hGLA nat- HD AAV.hGLA eng - LD AAV.hGLA eng- MD AAV.hGLA eng- HD 0 5 10 15 20 25 % tubes with storage * * ** Quadriceps: Histopath score Kidney: % Tubules with GL-3 Note: Data from studies in KO GLA and GAA mice

“We are business led and science driven” - Amicus Belief Statement Financial Summary

18 2Q21 Select Financial Results Financial Summary Jun. 30, 2021 (in thousands, except per share data) Jun. 30, 2020 Product Revenue $77,413 62,353 Cost of Goods Sold 8,380 6,676 R&D Expense 63,003 69,611 SG&A Expense 42,276 34,657 Changes in Fair Value of Contingent Consideration 1,021 715 Depreciation and Amortization 1,567 2,039 Loss from Operations (38,834) (51,345) Income Tax Expense (4,525) (3,703) Net Loss (51,225) (52,492) Net Loss Per Share (0.19) (0.20) 2Q21 revenue of $77.4M and growth rate of 24% primarily from global Galafold sales

19 Financial Outlook: Key Takeaways • Reaffirming full-year Galafold revenue guidance of $300 million to $315 million • Non-GAAP operating expense guidance for 2021 is expected to remain flat at $410 million to $420 million – Driven by disciplined expense management and continued investment in the global Galafold launch, AT-GAA clinical studies and pre-launch activities and progressing the gene therapy pipeline • Current cash position is sufficient to achieve self-sustainability without the need for any future dilutive financing Financial Summary

Closing Remarks “We believe in our future to build long-term value for our stakeholders” - Amicus Belief Statement

Thank You “Our passion for making a difference unites us” -Amicus Belief Statement

Appendix

23 Reconciliation Appendix